As filed with the Securities and Exchange Commission on March 24, 2000
                                                      Registration No. 333-27877
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            No. 41-0423660
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
          (Address of principal executive offices, including zip code)

                         ------------------------------

                            MDU RESOURCES GROUP, INC.
                           1997 NON-EMPLOYEE DIRECTOR
                            LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                         ------------------------------

                               Warren L. Robinson
                       Executive Vice President, Treasurer
                           and Chief Financial Officer
                            MDU Resources Group, Inc.
                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                                 (701) 222-7900

(Name, address and telephone number, including area code, of agent for service)

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which MDU Resources Group, Inc. (the "Company") has filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this registration statement:

     1. Annual Report on Form 10-K for the year ended December 31, 1999, including those portions of the Annual Report to Stockholders incorporated by reference therein.

     2. Description of the Company's common stock contained in the Company's registration statement on Form 8-A/A, dated March 23, 2000, and any amendments thereto.

     3. Description of the Company's preference share purchase rights contained in the registration statement on Form 8-A/A, dated March 23, 2000, and any amendments thereto.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.  Exhibits.

     *4(a)     Restated  Certificate of Incorporation  of the Company,  filed as
               Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, in File No. 1-3480.

     *4(b) By-laws of the Company, as amended to date, filed as Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, in File No. 1-3480.

     *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota, N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

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*Incorporated herein by reference as indicated.

      5(a)     Opinion of Lester H.  Loble,  II,  Esq.,  General  Counsel to the
               Company.

      5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company.

     23(a)     Consent of Arthur Andersen LLP.

     23(b) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

     23(c) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in opinion filed as Exhibit 5(b) hereto).

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 23rd day of March, 2000.

                                       MDU RESOURCES GROUP, INC.


                                       By: /s/ Martin A. White
                                           -----------------------------
                                           Martin A. White
                                           President and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                              Title                      Date
     ---------                              -----                      ----

/s/ Martin A.White                Chief Executive Officer and     March 23, 2000
--------------------------------    Director
Martin A. White
(President and Chief
Executive Officer)

         *                        Chief Administrative and        March 23, 2000
--------------------------------    Corporate Development
Douglas C. Kane                     Officer and Director
(Executive Vice President, Chief
Administrative and Corporate
Development Officer)

/s/ Warren L. Robinson            Chief Financial Officer         March 23, 2000
--------------------------------
Warren L. Robinson
(Executive Vice President,
Treasurer and Chief Financial
Officer)

         *                        Chief Accounting Officer        March 23, 2000
--------------------------------
Vernon A. Raile
(Vice President, Controller and
Chief Accounting Officer)

     Signature                              Title                      Date
     ---------                              -----                      ----

         *                                 Director               March 23, 2000
--------------------------------
John A. Schuchart
(Chairman of the Board)

         *                                 Director               March 23, 2000
--------------------------------
San W. Orr, Jr.
(Vice Chairman of the Board)

         *                                 Director               March 23, 2000
--------------------------------
Thomas Everist

         *                                 Director               March 23, 2000
--------------------------------
Richard L. Muus

         *                                 Director               March 23, 2000
--------------------------------
Robert L. Nance

         *                                 Director               March 23, 2000
--------------------------------
John L. Olson

         *                                 Director               March 23, 2000
--------------------------------
Harry J. Pearce

         *                                 Director               March 23, 2000
--------------------------------
Homer A. Scott, Jr.

         *                                 Director               March 23, 2000
--------------------------------
Joseph T. Simmons

         *                                 Director               March 23, 2000
--------------------------------
Sister Thomas Welder, O.S.B.


*By: /s/ Warren L. Robinson                                       March 23, 2000
     ---------------------------
     Warren L. Robinson
     as Attorney-in-fact
     for each of the persons
     indicated by an asterisk

                                  EXHIBIT INDEX

    *4(a) Restated Certificate of Incorporation, filed as Exhibit 3(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, in File No. 1-3480.

    *4(b)               By-laws of the Company, as amended to date, filed as
                        Exhibit 3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, in File No. 1-3480.

    *4(c) Rights Agreement, dated as of November 12, 1998, between the Company and Norwest Bank Minnesota,
                        N.A., filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480.

     5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

     5(b) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company.

    23(a)               Consent of Arthur Andersen LLP.

    23(b) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

    23(c)               Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                        (contained in opinion filed as Exhibit 5(b) hereto).

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*Incorporated herein by reference as indicated.